Exhibit 23.1

Consent of Independent Registered Public Accounting Firm


We have issued our report dated September 30, 2003 accompanying the consolidated financial statements of PowerChannel Holdings, Inc. and subsidiaries (pre-merger) contained in the Registration Statement on Form SB-2 (No. 333-112784). We consent to the use of the aforementioned report in the Amendment No. 1 to such Registration Statement filed on or about June 25, 2004, and to the use of our name as it appears under the caption "Experts".

YOHALEM GILLMAN & COMPANY LLP





New York, New York
June 25, 2004